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                                POWER OF ATTORNEY


         The undersigned director of SIMULA, INC. (the "Company") does hereby constitute and appoint Benjamin G. Clark and James C. Dodd, or either of them, with full power of substitution, my true and lawful attorney and agent, to do any and all acts and things in my name in the capacity indicated below, and to execute any and all instruments for me and in my name in the capacities indicated below that either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and the Securities Exchange Act of 1934, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with periodic reports on Form 3, Form 4, Form 5, or Form 144, covering such shares of preferred stock, common stock, options, warrants, or other securities of the Company that I may acquire or dispose of, including specifically, but not limited to, the power and authority to sign for me in the capacity indicated below any and all amendments thereto; and I do hereby ratify and confirm all that Benjamin G. Clark and James
C. Dodd or either of them, shall do or cause to be done by virtue hereof.

         Dated this 12th day of April, 2001.





                                                     /s/   Jack A. Henry
                                                     --------------------------
                                                     JACK A. HENRY
                                                     Director